     As filed with the Securities and Exchange Commission on August 1, 2002
                                                      Registration No. 333-56044
                     --------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                                ABLE ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                                    22-3520840
      (State or other jurisdiction          (IRS Employer Identification No.)
    of incorporation or organization)


                 198 Green Pond Road Rockaway, New Jersey 07866
               (Address of principal executive offices) (Zip Code)

                                 (973) 625-1012
                      -------------------------------------
                             1999 Stock Option Plan
                                       and
                              2000 Stock Bonus Plan

                      -------------------------------------
                               Timothy Harrington
                             Chief Executive Officer
                 198 Green Pond Road Rockaway, New Jersey 07866
                     (Name and address of agent for service)

                                 (973) 625-1012
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------
                                Proposed Proposed
         Title of                              Maximum        Maximum
         Securities           Amount           Offering       Aggregate         Amount of
         to be                to be            Price          Offering          Registration
         Registered           Registered (1)   Per Share (2)  Price(2)          Fee
         ----------           -----------      ------------   ----------        -----------
         Common Stock         700,000          $3.00          $2,100,000        $ 525.00
         $0.001 par value     shares (3)

         Common Stock         350,000          $3.00          $1,050,000        $ 262.50
         $0.001 par value     shares (4)

                                                                                =========
                                                        Total Registration Fee: $ 787.50*

--------------------------------------------------------------------------------

*    Registration Fee previously paid.

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Option Plan and the 2000 Stock Bonus Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Able Energy, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Able Energy, Inc. on February 15, 2000, as reported on the OTC Electronic Bulletin Board.

(3) Represents shares underlying options that may be issued pursuant to the registrant's 1999 Stock Option Plan.

(4) Represents shares that may be issued pursuant to the registrant's 2000 Stock Bonus Plan.

                                EXPLANATORY NOTE

     The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors and consultants of Able Energy, Inc.

Prospectus

                                ABLE ENERGY, INC.

                          12,000 SHARES OF COMMON STOCK

                               issued pursuant our

                              2000 STOCK BONUS PLAN


     This prospectus relates to the sale of up to 12,000 shares of common stock of Able Energy, Inc. offered by certain holders of our securities acquired pursuant to our 2000 Stock Bonus Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     Our common stock trades on NASDAQ under the symbol "ABLE." On July 23, 2002, the closing sale price of the common stock was $3.95 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is August 1, 2002.

                                TABLE OF CONTENTS


                                                                                                 PAGE

Prospectus Summary                                                                               6
Risk Factors                                                                                     7
Selling Stockholders                                                                             11
Plan of Distribution                                                                             12
Interest of Named Experts and Counsel                                                            13
Incorporation of Certain Documents by Reference                                                  13
Disclosure of Commission Position on Indem?ification For Securities Act Liabilities              13
Available Information                                                                            14

                               PROSPECTUS SUMMARY
GENERAL OVERVIEW


     Able Energy, Inc., was incorporated on March 13, 1997 in the state of Delaware, to act as a holding company for six operating subsidiaries: Able Oil Company, Inc.; Able Propane, LLC; Able Oil Melbourne, Inc; Able Energy New York, Inc; PriceEnergy.com, Inc; PriceEnergy.com Franchising, LLC. In August 1999, the company formed a wholly-owned subsidiary, Able Energy Terminal, LLC for the sole purpose of purchasing property located at 344 Route 46 in Rockaway, New Jersey for the Company's operations.

     Able Energy, Inc., is engaged in the retail distribution of, and the provision of services relating to, fuel oil, propane gas and diesel fuel. In addition to selling home energy products, we offer complete HVAC (heating, ventilation and air conditioning) installation and repair and also markets other petroleum products to commercial customers, including diesel fuel, gasoline and lubricants. We also provide installation and repair of heating equipment as a service to its customers. We consider service and installation services to be an integral part of its business. Accordingly, we regularly provide service incentives to obtain and retain customers. We also provide home heating equipment repair service on a 24 hours-a-day, seven days-a-week basis, generally within two hours of request. Except in isolated instances, we do not provide service to any person who is not a customer.

     Our principal offices are located at 198 Green Pond Road Rockaway, New Jersey 07866, and our telephone number is (973) 625-1012. Able Energy, Inc. was formed under the laws of the state of Delaware.


THIS OFFERING


Shares of common stock outstanding prior to this offering............. 2,001,250

Shares offered in this prospectus.....................................    12,000

Total shares outstanding after this offering.......................... 2,013,250

Use of proceeds.............  We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

                                  RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH INVESTMENTS IN THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.


     LIMITED OPERATING HISTORY; MANAGEMENT OF GROWTH; SUBSTANTIAL LONG-TERM
DEBT.

     The Company was incorporated in March 1997 to act as a holding company for its operating subsidiaries. Although the Company has only been in operation for a limited time, Able Oil, the Company's major operating subsidiary, has been in business since 1989 and currently accounts for approximately 87% of the Company's total revenue. The Company's remaining subsidiaries were each established within the past five years and, accordingly, have limited operating histories upon which evaluation of its prospects can be made. There can be no assurance that the subsidiaries, other than Able Oil, will generate substantial revenues or attain profitable operations. The Company plans to continue to pursue an aggressive growth strategy through its operating subsidiaries, and anticipates significant change in its business activities and operations. The Company's growth has required, and will continue to require, increased investment in management personnel, financial and management systems and controls and facilities. The Company's past expansion has placed, and any future expansion would place, significant demands on the Company's administrative, operational, financial and other resources. The Company intends to continue to expand its business and operations, including entry into new markets, that will place additional strain on the Company's management and operations. The Company's future operating results will depend, in part, on its ability to continue to broaden the Company's senior management group and administrative infrastructure, and its ability to attract, hire and retain skilled employees. The Company's success will also depend on the ability of its officers and key employees to continue to implement and improve the Company's operational and financial control systems and to expand, train and manage its employee base. In addition, the Company's future operating results will depend on its ability to expand its sales and marketing capabilities and expand its customer support operations commensurate with its growth, should such growth occur. If the Company's revenues do not increase in proportion to its operating expenses, the Company's management systems do not expand to meet increasing demands, the Company fails to attract, assimilate and retain qualified personnel, or the Company's management otherwise fails to manage the Company's expansion effectively, there would be a material adverse effect on the Company's business, financial condition and operating results. As of March 31, 2002, the Company had long term liabilities of 1,516,457. The Company's ability to satisfy such obligations will depend on the Company's future operating performance, which will be affected by, among other things, prevailing economic conditions and financial, business and other factors, many of which are beyond the Company's control. There can be no assurance that the Company will be able to service its indebtedness. If the Company is unable to service its indebtedness, it will be forced to examine alternative strategies that may include actions such as reducing or delaying capital expenditures, restructuring or refinancing its indebtedness, or the sale of assets or seeking additional equity and/or debt financing. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

     SEASONAL FACTORS.

     To date substantially all of the Company's revenues and income have been derived from the home heating oil business. The Company's home heating oil business is seasonal, as a substantial portion of its business is conducted during the fall and winter months. Weather patterns during the winter months can have a material adverse impact on its revenues. Although temperature levels for the heating season have been relatively stable over time, variations can occur from time to time, and warmer than normal winter weather will adversely effect the results of the Company's fuel oil operations.

     FUEL PRICING: EFFECT ON PROFITABILITY.

     Gasoline, Heating Oil and Diesel Fuel are commodities and, as such, their wholesale prices are subject to changes in supply or other market conditions over which the Company has no control. While, in the past, the Company has been able to pass on any increases in commodities prices to its customers, there can be no assurance that the Company may be able to fully pass on future increases in the wholesale prices of these commodities to its customers and still be competitive. Additionally, approximately 5% of the Company's total sales are made to customers pursuant to an agreement which pre-establishes the maximum sales price of fuel oil over a twelve-month period. Such prices are renegotiated in April of each year and the Company has historically purchased fuel oil for these customers in advance and at a fixed cost. Should the Company be unable to make such advance purchases of fuel oil, any future increase in wholesale fuel oil prices could have an adverse affect on the Company. Because the Company sells fuel to its customers at fixed amounts over its wholesale cost, the Company's gross profit as a percentage of gross revenue may not fluctuate as a result of changes in the wholesale prices of these goods. The Company does not engage in derivatives or futures trading to hedge fuel price movements.

     GROWTH DEPENDENT UPON UNSPECIFIED ACQUISITIONS.

     The Company's growth strategy includes the acquisition of existing fuel distributors. There can be no assurance that the Company will be able to identify new acquisition candidates or, even if a candidate is identified, that the Company will have access to the capital necessary to consummate such acquisitions. Shareholders will not have an opportunity to vote on any acquisition proposed by the Company, nor will shareholders have any opportunity to review the financial status of such acquisition candidates. Furthermore, the acquisition of additional companies involve a number of additional risks. These risks include the diversion of Management's attention from the operations of the Company, possible difficulties with the assimilation of personnel and operations of acquired companies, the amortization of acquired intangible assets, and the potential loss of key employees of acquired companies. The future success of the Company's business will depend upon the Company's ability to manage its growth through acquisitions.

     GOVERNMENT REGULATION.

     Federal, state and local laws, particularly laws relating to the protection of the environment and worker safety, can materially affect the Company's operations. The transportation of fuel oil, diesel fuel, propane and gasoline is subject to regulation by various federal, state and local agencies, including the U.S. Department of Transportation ("DOT"). These regulatory authorities have broad powers and the Company is subject to regulatory and legislative changes that can effect the economies of the industry by requiring changes in operating practices or influencing demand for, and the cost of providing, its services. Additionally, the Company is subject to random DOT inspections. Any material violation of DOT rules or the Hazardous Materials Transportation Act may result in citations and/or fines upon the Company. In addition, the Company depends on the supply of petroleum products from the oil and gas industry and, therefore, is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The Company cannot determine the extent to which future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations.

     POTENTIAL ENVIRONMENTAL LIABILITY.

     The Company's operations are subject to all of the operating hazards and risks that are normally incidental to handling, storing, transporting and delivering fuel oils, gasoline, diesel and propane, which are classified as hazardous materials. The Company faces potential liability for, among other things, fuel spills, gas leaks and negligence in performing environmental clean-ups for its customers. Specifically, the Company maintains fuel storage facilities on sites owned or leased by the Company, and could incur significant liability to third parties or governmental entities for damages, 9 clean-up costs and/or penalties in the event of certain discharges into the environment. Such liability can be extreme and could have a material adverse effect on the Company's financial condition or results of operations. Although the Company believes that it is in compliance with existing laws and regulations, there can be no assurance that substantial costs for compliance will not be incurred in the future. Any substantial violations of these rules and regulations could have an adverse affect upon the Company's operations. Moreover, it is possible that other developments, such as more stringent environmental laws, regulations and enforcement policies thereunder, could result in additional, presently unquantifiable, costs or liabilities to the Company.

     NO ASSURANCE OF ADEQUATE INSURANCE PROTECTION.

     The Company maintains insurance policies in such amounts and with coverage and deductibles as the Company' management ("Management") believes are reasonable and prudent. There can be no assurance, however, that such insurance will be adequate to protect the Company from liabilities and expenses that may arise from claims for personal and property damage arising in the ordinary course of business or that such levels of insurance will be maintained by the Company or will be available at economic prices.

     FRANCHISING.

     The Company intends to expand franchise arrangements to expand its operations and revenue base. The Company's future growth may be dependent upon new franchisees and the manner in which they operate and develop their Able Energy locations to promote and develop the Company's concept and its reputation for quality and value. In addition, because the Company believes that a potential franchisee's total estimated investment relating to an Able Energy location is generally low, the Company may be more likely to attract franchisees with limited franchise experience and limited financial resources. As a result of its franchising activity, the Company is be subject to Federal Trade Commission ("FTC") regulation and various state laws that govern the offer, sale and termination of, and refusal to renew, franchises. Several state laws also regulate substantive aspects of the franchisor-franchisee relationship. The FTC requires the Company to furnish prospective franchisees a franchise offering circular containing prescribed information. A number of states in which the Company might consider franchising also regulate the sale of franchises and require registration of the franchise offering circular with state authorities. Substantive state laws that regulate the franchisor-franchisee relationship presently exist in substantial number of states, and bills have been introduced in Congress from time to time which would provide for federal regulation of the franchisor-franchisee relationship in certain respects. The state laws often limit, among other things, the duration and scope of non-competition provisions and the ability of a franchisor to terminate or refuse to renew a franchise.

     TRADEMARKS AND SERVICE MARKS.

     The Company believes that its trademarks and service marks have significant value and are important to the marketing of its products and services, especially if the Company is successful in implementing its franchise program. There can be no assurance, however, that the Company's proprietary marks do not or will not violate the proprietary rights of others, that the Company's marks would be upheld if challenged or that the Company would not be prevented from using its marks, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks and service marks against infringement.

     COMPETITION FROM ALTERNATE ENERGY SOURCES.

     The Company is engaged primarily in the retail home heating business and competes for customers with suppliers of alternate energy products, principally natural gas and electricity. While the Company is now marketing regulated natural gas, every year, a small percentage of the Company's oil customers convert to other home heating sources, primarily natural gas. In addition, the Company may lose additional customers due to conversions during periods in which the cost of its services exceeds the cost of alternative energy sources.

     COMPETITION FOR NEW CUSTOMERS.

     The Company's business is highly competitive. In addition to competition from alternative energy sources, the Company competes with distributors offering a broad range of services and prices, from full service distributors similar to the Company, to those offering delivery only. Competition with other companies in the retail home heating industry is based primarily on customer service and price. Longstanding customer relationships are typical in the industry. Many companies, including the Company, deliver fuel to their customers based upon weather conditions and historical consumption patterns without the customers making an affirmative purchase decision each time fuel is needed. In addition, most companies, including the Company, provide equipment repair service on a 24 hour a day basis, which tends to build customer loyalty. The Company competes against companies that may have greater financial resources than the Company. As a result, the Company may experience difficulty in acquiring new retail customers due to existing relationships between potential customers and other retail home heating distributors.

     ABSENCE OF WRITTEN AGREEMENTS.

     Approximately 50% of the Company's customers do not have written agreements with the Company and can terminate services at any time, for any reason. Although the Company has never experienced a significant loss of its customers, if the Company were to experience a high rate of terminations, the Company's business and financial condition could be adversely affected.

     RISKS ASSOCIATED WITH EXPANSION INTO NEW MARKETS.

     A significant element of the Company's future growth strategy involves the expansion of the Company's business into new geographic and product markets. Expansion of the Company's operations depend, among other things, the success of the Company's marketing strategy in new markets, successfully establishing and operating new locations, hiring and retaining qualified management and other personnel, and obtaining adequate financing for vehicle and site purchases and working capital purposes.

     DEPENDENCE ON KEY PERSONNEL.

     The Company's future success will depend, to a significant extent, on the efforts of key management personnel, including Timothy Harrington, the Company's Chairman and Chief Executive Officer. The loss of one or more of these key employees could have a material adverse effect on the Company's business. In addition, the Company believes that its future success will depend, in large part, upon its continued ability to attract and retain highly qualified management, technical and sales personnel. There can be no assurance that the Company will be able to attract and retain the qualified personnel necessary for its business.

     POSSIBLE ADVERSE EFFECT OF PENNY STOCK REGULATIONS ON THE LIQUIDITY OF THE COMPANY'S SECURITIES.

     The Common Stock is listed on the Nasdaq SmallCap Market and the Boston Stock Exchange. In the absence of the Common Stock being quoted on Nasdaq and if the Common Stock is not listed on another exchange, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") if the Common Stock is a "penny stock." Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. The Commission adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on Nasdaq, and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. If the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their securities in the secondary market. There can be no assurance that trading in the securities will not be subject to these or other regulations that would adversely affect the market for such securities.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                     SHARES BENEFICIALLY OWNED                                  SHARES BENEFICIALLY OWNED
                                       PRIOR TO THE OFFERING                                        AFTER THE OFFERING
                                -----------------------------------       TOTAL        -------------------------------------------
                                                                      SHARES OFFERED
             NAME                     NUMBER            PERCENT      -----------------      NUMBER                PERCENT
------------------------------- ---------------------- -------------                   --------------------- ---------------------
Timothy Harrington,                      1,200,000              49%             2,000         1,000,000             49%
Chief Executive Officer

Christopher P. Westad,                       2,000                *             2,000                 0              -
President

James Purcaro,                               2,000                *             2,000                 0              -
Director

Gregory Sichenzia, (1)                       2,000                *             2,000                 0              -
Director

Patrick O'Neill,                             2,000                *             2,000                 0              -

Edward C. Miller, Jr.,                       2,000                *             2,000                 0              -
Director

     * Less than 1%

     (1) Director of Able Energy, Inc., and member of the firm Sichenzia Ross Friedman Ference LLP, Securities counsel to Able Energy, Inc.

                              PLAN OF DISTRIBUTION

     Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the NASDAQ Small Capital Market and the Boston Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the NASDAQ Small Capital Market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman & Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of such firm have received shares of common stock, for services rendered, which are registered hereunder.

                      INFORMATION INCORPORATED BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

     o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on April 2, 2001, which is hereby incorporated by reference for the December 31, 2000 year end.

     o Reference is made to the Registrant's Transition Report filed with the SEC on September 28, 2001 covering January 1, 2001 through June 30, 2001.

     o Reference is made to the Registrant's quarterly reports on Form 10-QSB, as filed with the SEC on February 14, 2002, which are hereby incorporated by reference.

     o Reference is made to the description of the Registrant's securities contained in the Registrant's registration statement on Form SB-2, as filed with the SEC on July 15, 1998, and amendments thereto filed on November 6, 1998, April 15, 1998, May 17, 1999, May 26, 1999 and May
          27, 1999, respectively.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Christopher Westad, President, 198 Green Pond Road, Rockaway, New Jersey, 07866.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

     This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on NASDAQ Small Capital Market and the Boston Stock Exchange. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

     No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------

                          12,000 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                 ---------------

                                 August 1, 2002

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.

        The documents containing the information specified in Item 1 will be sent or given to the registrant's employees that are eligible to participate in the 1999 Stock Option Plan or 2000 Stock Bonus Plan.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10 (a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428 (b) or additional information about the 1999 Stock Option Plan and 2000 Stock Bonus Plan are available without charge by contacting:


                               Christopher Westad
                                    President
                               198 Green Pond Road
                           Rockaway, New Jersey 07866


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

        o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on April 2, 2001, which is hereby incorporated by reference for December 31, 2000 year end.

        o Reference is made to the Registrant's Transition Report filed with the SEC on September 28, 2001 covering January 1, 2001 through June 30, 2001.

        o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 14, 2002, which is hereby incorporated by reference.

        o Reference is made to the Registrant's quarterly reports on Form 10-QSB, as filed with the SEC on February 14, 2002, which are hereby incorporated by reference.

        o Reference is made to the description of the Registrant's securities contained in the Registrant's registration statement on Form SB-2, as filed with the SEC on July 15, 1998, and amendments thereto filed on November 6, 1998, April 15, 1998, May 17, 1999, May 26, 1999 and May 27, 1999, respectively.

ITEM 4. DESCRIPTION OF SECURITIES.

        Common stock, $0.001 par value per share.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The registrant's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the registrant and its stockholders for monetary damages for breach of the directors' fiduciary duty.
This provision is intended to afford the registrant's directors the benefit of the Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

        The By-laws of the registrant provide that the registrant shall indemnify to the fullest extent permitted by Delaware law directors and officers (and former officers and directors) of the registrant. Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been an officer or director of the registrant if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the best interests of the registrant, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8. EXHIBITS.

EXHIBIT NUMBER    EXHIBIT

        4.1       1999 Stock Option Plan. (1)

        4.2       2000 Stock Bonus Plan. (1)

        5.1       Opinion of Sichenzia Ross & Friedman, LLP.

        23.1      Consent of Simontacchi & Company LLP.

        23.2      Consent of Sichenzia Ross & Friedman, LLP is contained in
                  Exhibit 5.1.

        24.1      Power of Attorney (included in the Signature Page).

(1) Incorporated by reference in Form S-8 Registration Statement, filed with the Securities and Exchange Commission on February 22, 2001.

ITEM 9. UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rockaway, State of New Jersey, on this 1st day of August, 2002.

                                         ABLE ENERGY, INC.

                                         By:  /s/ TIMOTHY HARRINGTON
                                            ------------------------------------
                                             Timothy Harrington, Chief Executive
                                             Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Able Energy, Inc., a Delaware corporation, do hereby constitute and appoint Timothy Harrington the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                           TITLE                               DATE
---------                                           -----                               ----

/s/ TIMOTHY HARRINGTON         Chief Executive Officer, Secretary and Chairman      July 25, 2002
-------------------------
Timothy Harrington

/s/ CHRISTOPHER P. WESTAD      President, Chief Financial Officer and Director      July 25, 2002
-------------------------
Christopher P. Westad

/s/ JAMES PURCARO              Director                                             July 25, 2002
-------------------------
James Purcaro

/s/ GREGORY SICHENZIA          Director                                             July 25, 2002
-------------------------
Gregory Sichenzia

/s/ PATRICK O'NEILL            Director                                             July 25, 2002
-------------------------
Patrick O'Neill


/s/ EDWARD C. MILLER, JR.      Director                                             July 25, 2002
-------------------------
Edward C. Miller, Jr.

/s/ RON J. PONDER              Director                                             July 25, 2002
-------------------------
Ron J. Ponder